UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14C INFORMATION


                                 CURRENT REPORT

                             PURSUANT TO SECTION 14C
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: 19 November, 2002

                         TORCHMAIL COMMUNICATIONS, INC.
                         ------------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)





   89102P 20 3                           95-2312900
   -----------                           ----------
  (CUSIP Number)           (IRS Employer Identification Number)
------------------------ --------------------------------------------------

                           c/o Gerard Nolan, President
             2899 Agoura Road, Suite 168, Westlake Village, CA 91361
             -------------------------------------------------------
                    (Address of principal executive offices)

                                 (818) 991-6020
                                 --------------
              (Registrant's telephone number, including area code)


                        We Are Not Asking You For A Proxy
                                       AND
                    You Are Requested Not To Send Us A Proxy


Check the appropriate box:
                      [ ] Preliminary Information Statement
                      [ ] Confidential, for Use of the Commission Only (a
                        permitted by Rule 14c-5(d)(2)
                      [X ] Definitive Information Statement






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                               -------------------
                         TORCHMAIL COMMUNICATIONS, INC.
                         ------------------------------
                (Name of Registrant as Specified in its Charter)
                              --------------------




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Payment of Filing Fee (Check the appropriate box):

                [X ] No fee required.
  [ ] Fee computed on table below per Exchange Act
    Rules 14(c)-5(g) and 0-11.
    1) Title of each class of securities to which transaction applies:
    2) Aggregate number of securities to which transaction applies:
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: 0
    4) Proposed maximum aggregate value of transaction: 0
    5) Total fee paid:

 [ ] Fee paid previously with preliminary materials.
  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-
    11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    1) Amount Previously Paid:
    2) Form, Schedule or Registration No.:
    3) Filing Party:
    4) Date Filed




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                         TORCHMAIL COMMUNICATIONS, INC.
                          268 West 400 South, Ste. 300
                            Salt Lake City, UT 84101
                                 (818) 991-6020


                                November 19, 2002

Dear Stockholder:


            We are pleased to inform you that Torchmail Communications, Inc., a Delaware corporation, has acquired 100% of Virtual Interviews a Nevada corporation. We believe that Virtual Interviews will become the standard of how employers and job seekers meet, by significantly reducing the costs and time associated with screening candidates. Virtual Interviews will deliver a suite of Web-based products and services and physical locations that save time and money for hiring companies, job seekers, recruiters and staffing agencies.


         Furthermore, we are providing to you the following Information Statement to notify you that our Board of Directors and the holders of a majority of our outstanding common stock, have delivered written consent to the following action:

               To change the corporate name to Ohana Enterprises,
                                      Inc.

                             This action will become
                           effective twenty (20) days
                              from the date hereof.

         The Information Statement is being provided to you for information purposes only. Your vote is not required to approve the action. This Information Statement does not relate to an annual meeting or special meeting in lieu of an annual meeting. You are not being asked to send a proxy and you are requested not to send one.


Very truly yours,



/s/ Catherine Ann Thompson
Catherine Ann Thompson,
Chief Financial Officer, Director




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                                     ITEM 1
                              INFORMATION STATEMENT
                                       OF
                         TORCHMAIL COMMUNICATIONS, INC.

                       NOTICE TO STOCKHOLDERS PURSUANT TO
              SECTION 14(c) OF THE SECURITIES EXCHANGE ACT OF 1934


         This Information Statement is being furnished to the holders of common stock, par value $.001 per share (the "Company Common Stock"), of Torchmail Communications, Inc., a Delaware corporation (the "Company") to inform you that the Board of Directors of the Company and the holders of a majority of the outstanding Company Common Stock have authorized, by written consent dated October 21, 2002, the board of directors of the Company to change the corporate name to any name selected by the Board of Directors. The Board of Directors, by unanimous consent dated October 21, 2002 authorized a change of the corporate name to Ohana Enterprises, Inc.


Changes in Control of Registrant

                  On October 18, 2002, the Company consummated the acquisition of one hundred percent (100%) of the outstanding common stock of Virtual Interviews, a Nevada corporation ("VI"). This acquisition resulted from the Company's efforts over a period of time to locate an existing business or business assets with which the Company could enter into a merger or acquisition.
                  The terms and conditions of the acquisition of VI were contained in a Stock Purchase Agreement and Plan of Reorganization dated as of August 27, 2002 (the "Acquisition Agreement"), entered into by the Company and the shareholders of VI. At the effective date of the Acquisition (the "Effective Date"), the Company issued 9,384,543 shares of its common stock to the shareholders of VI in exchange for the 9,384,543 shares of common stock of VI outstanding at the Effective Date, based upon an exchange ratio of one share of Company Stock for every one share of VI's common stock issued and outstanding at the Effective Date.

                  In addition, as part of the consideration for the acquisition, the Company assumed the obligations of certain VI shareholders to Hudson Consulting Group, Inc. ("Hudson"), a shareholder of the Company, pursuant to a Two Hundred Thousand Dollar ($200,000) note payable to Hudson (the "Note Payable"). The Note Payable represents payments due to Hudson by Isaac P. Simmons, Kathryn A. Christmann, Gerard Nolan, David Cronshaw, Interactive Ideas Consulting Group, Jonathan Thomas and Phillip Crawford, all former shareholders of VI with the exception of Isaac P. Simmons and Kathryn A. Christmann (the "Purchasers") pursuant to Purchasers' acquisition of Two Million Eight Hundred Eleven Thousand Nine Hundred (2,811,900) shares of the Company's common stock, representing 79.8% of all issued and outstanding common stock of the Company, pursuant to a Stock Purchase Agreement entered


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into between Purchasers and Hudson. Payment of the Note Payable is secured by a
Stock Pledge Agreement for two-thirds of the shares transferred to Purchasers and two-thirds of the 9,384,543 shares of the Company's common stock issued to the VI shareholders (including the Purchasers) in the VI acquisition referenced above. The Note Payable calls for payments of $100,000 on or before the 120th day following the closing of the Hudson stock purchase (the "Closing") and $100,000 on or before the 180th day following the Closing.

          As provided in the Acquisition Agreement all but one of the Company's Directors resigned at the Effective Date, and four VI Directors and shareholders, Catherine Thompson (who also serves as VI's Chief Financial Officer), Gerard Nolan (who also serves as Chief Executive Officer of VI), David Cronshaw and Michael Avatar, were elected to serve on the Company's Board of Directors. Mr. Nolan was also elected to serve as President and Chief Executive Officer of the Company, and each of the executive officers of VI were elected as executive officers of the Company.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND FIVE PERCENT
STOCKHOLDERS

The following table sets forth information about the beneficial ownership of the Company's Common Stock, (no shares of preferred stock are outstanding) as will exist on November 4, 2002 by (i) each person who is known by the Company to own beneficially more than five percent (5%) of the outstanding shares of Common Stock; (ii) each of the Company's named Executive Officers and Directors; and
(iii) all Directors and Executive Officers as a group:





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


TITLE OF CLASS                          NAME AND ADDRESS              AMOUNT AND                    PERCENT CLASS
                                        OF BENEFICIAL                 NATURE OF
                                          OWNER                      BENEFICIAL
                                                                      OWNERSHIP
                                     Gerard Noland,
                               President, Director
        Common Stock                2899 Agoura Road,
     ($0.001 par value)                 Suite 168                     4,110,414                      31,47%
                                  Westlake Village, CA
                                      91361
                               Catherine Thompson,
                                  CFO, Director
        Common Stock                2899 Agoura Road,
     ($0.001 par value)                 Suite 168                     1,869,785                      14.32%
                                  Westlake Village, CA
                                      91361
                                 David Cronshaw,
                                  VP, Director
        Common Stock                2899 Agoura Road,
     ($0.001 par value)                 Suite 168                     2,141,185                      16.40%
                                  Westlake Village, CA
                                      91361
                                     Michael Avatar
                                        Director
        Common Stock                2899 Agoura Road,
     ($0.001 par value)                 Suite 168                      356,000                        2.76%
                                  Westlake Village, CA
                                      91361
        Common Stock            All Officer and Directors             8,477,384                      64.95%
     ($0.001 par value)                as a Group
                                 Isaac Simmons &
        Common Stock               Kathryn Christmann
     ($0.001 par value)              328 53rd Avenue                   937,300                        7.18%
                                Greeley, CO 80634
                                Interactive Ideas
                                    Consulting Group
        Common Stock                7275 Murdy Circle                  971,700                        7.44%
     ($0.001 par value)           Huntington Beach, CA
                                      92647
        Common Stock                Comet Management                  1,508,617                      11.55%
     ($0.001 par value)                Consulting
                                     593 Durant St.
                               Henderson, NV 89015




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n


          Any description of the terms, conditions and covenants of the Acquisition Agreement and any other instrument, document and agreement discussed above is qualified in its entirety by reference to such instrument, document and agreement, which will be attached as an exhibit to the Company's Current Report on Form 8-K, to be filed with the Securities and Exchange Commission.


ITEM 2.
                    STATEMENT THAT PROXIES ARE NOT SOLICITED
-------------------------------------------------------------------------------
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE  REQUESTED NOT TO
SEND US A PROXY

                         AMENDMENT TO THE CERTIFICATE OF
                     INCORPORATION TO CHANGE NAME OF COMPANY

         Pursuant to the resolution of the holders of a majority of the outstanding common stock and the Board of Directors, the name of the Company is changed from "Torchmail Communications, Inc." to "Ohana Enterprises, Inc." The name change will become effective upon the proper filing of a Certificate of Amendment to the Certificate of Incorporation.

         The decision to change the name of the Company was based on the desire of management for the name of the Company to reflect the Company's present business purpose.




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         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE
FISCAL YEAR ENDED MARCH 31, 2002 MAY BE OBTAINED BY WRITTEN REQUEST FROM CATHERINE A. THOMPSON, CHIEF FINANCIAL OFFICER, TORCHMAIL
COMMUNICATIONS, INC., 2899 AGOURA ROAD, SUITE 168, WESTLAKE VILLAGE,
CA 91361.
Dated: October 24, 2002



                  By Order of the Board of Directors



                     /s/ Catherine A. Thompson
                  Catherine A. Thompson
                 Chief Financial Officer, Secretary, & Director







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                                   Exhibit "A"

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                         TORCHMAIL COMMUNICATIONS, INC.


 TORCHMAIL COMMUNICATIONS, INC., a Delaware corporation (the "Corporation") hereby certifies:

 FIRST: That Article 1 of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

            "The name of this Corporation is Ohana Enterprises, Inc."

 SECOND: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officer, this __th day of _________, 2002.



  /s/ Catherine A. Thompson
  Catherine A. Thompson, CFO, Secretary, Director




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